Name	Jurisdiction	Ownership %	Shareholder
Acres Gaming Incorporated	Nevada, United States	100	International Game Technology
Anguilla Lottery and Gaming Company Limited	Anguilla	100	Leeward Islands Lottery Holding Company, Inc.
Antigua Lottery Company Limited	Antigua & Barbuda	100	Leeward Islands Lottery Holding Company, Inc.
Atronic Australien GmbH	Germany	100	International Game Technology PLC
Beijing GTECH Computer Technology Company Limited	China (PRC)	100	IGT Foreign Holdings Corporation
BringIt, Inc.	Delaware, United States	100	IGT
Caribbean Lottery Services, Inc.	U.S. Virgin Islands	100	Leeward Islands Lottery Holding Company, Inc.
CLS-GTECH Technology (Beijing) Co., Ltd.	China (PRC)	100	CLS-GTECH Company Limited
Consorzio Lotterie Nazionali	Italy	63	IGT Lottery S.p.A.
Cyberview International, Inc.	Delaware, United States	100	IGT
Data Transfer System Inc.	Delaware, United States	100	IGT Global Solutions Corporation
DoubleDown Interactive B.V.	Netherlands	100	IGT Interactive C.V.
Dreamport do Brasil Ltda.	Brazil	100	Dreamport, Inc. (>99.99%); IGT Foreign Holdings Corporation (<0.01%)
Dreamport Suffolk Corporation	Delaware, United States	100	IGT Global Solutions Corporation
Dreamport, Inc.	Delaware, United States	100	IGT Global Solutions Corporation
Estrela Instantânea Loteria Spe S.A	Brazil	50	IGT Global Services Limited
Europrint Holdings Limited	United Kingdom	100	IGT Global Solutions Corporation
GTECH (Gibraltar) Holdings Limited f/k/a St. Enodoc Holdings Limited	Gibraltar	100	IGT Global Services Limited
GTECH Asia Corporation	Delaware, United States	100	IGT Global Solutions Corporation

Name	Jurisdiction	Ownership %	Shareholder
GTECH Brasil Ltda.	Brazil	100	IGT Global Solutions Corporation (>99.99%); IGT Foreign Holdings Corporation (<0.01%)
GTECH German Holdings Corporation GmbH	Germany	100	International Game Technology PLC
GTECH Management P.I. Corporation	Delaware, United States	100	IGT Global Solutions Corporation
GTECH Mexico S.A. de C.V.	Mexico	100	IGT Global Solutions Corporation (99.700258% - 100% of Class II); IGT Foreign Holdings Corporation (0.343297% - 99.998% of Common); IGT Latin America Corporation (0.000006% - .002% of Common)
GTECH Southern Africa (Pty) Ltd.	South Africa	100	IGT Global Solutions Corporation
GTECH Ukraine	Ukraine	100	GTECH Asia Corporation (99%); GTECH Management P.I. Corporation (1%)
GTECH WaterPlace Park Company, LLC	Delaware, United States	100	IGT Global Solutions Corporation
Hydragraphix LLC	Delaware, United States	100	IGT Global Solutions Corporation
Hudson Alley Software, Inc.	New York, United States	100	IGT Global Solutions Corporation
I.G.T. - Argentina S.A.	Argentina	100	International Game Technology (96.67%); International Game Technology S.R.L. (3.33%)
I.G.T. (Australia) Pty Limited	Australia	100	International Game Technology
IGT	Nevada, United States	100	International Game Technology
IGT (Alderney 1) Limited	Alderney	100	IGT (Alderney) Limited
IGT (Alderney 2) Limited	Alderney	100	IGT (Alderney) Limited
IGT (Alderney 4) Limited	Alderney	100	IGT (Alderney) Limited
IGT (Alderney 5) Limited	Alderney	100	IGT (Alderney) Limited
IGT (Alderney 7) Limited	Alderney	100	IGT (Alderney) Limited
IGT (Alderney) Limited	Alderney	100	IGT Interactive C.V.
IGT (Gibraltar) Limited	Gibraltar	100	IGT Interactive C.V.
IGT (Gibraltar) Solutions Limited f/k/a GTECH (Gibraltar) Limited	Gibraltar	100	GTECH (Gibraltar) Holdings Limited
IGT (UK1) Limited	United Kingdom	100	IGT Interactive, Inc.
IGT (UK2) Limited	United Kingdom	100	IGT – UK Group Limited
IGT (UK 3) Limited	United Kingdom	100	International Game Technology PLC

Name	Jurisdiction	Ownership %	Shareholder
IGT Asia - Macau, S.A.	Macau	100	International Game Technology (99.92%); IGT (0.04%); IGT International Holdings 1 LLC (0.04%)
IGT ASIA PTE. LTD.	Singapore	100	International Game Technology
IGT Asiatic Development Limited	British Virgin Islands	100	International Game Technology
IGT Australasia Corporation f/k/a GTECH Australasia Corporation	Delaware, United States	100	IGT Global Solutions Corporation
IGT Austria GmbH f/k/a GTECH Austria GmbH	Austria	100	IGT Germany Gaming GmbH
IGT Canada D&B ULC	Canada	100	International Game Technology PLC
IGT Canada Solutions ULC f/k/a GTECH Canada ULC	Canada	100	International Game Technology PLC
IGT Colombia Ltda. f/k/a GTECH Colombia Ltda.	Colombia	99.99	IGT Global Services Limited (99.998%); IGT Comunicaciones Colombia Ltda. (0.001%); Claudia Mendoza (0.001%)
IGT Colombia Solutions S.A.S.	Colombia	100	International Game Technology PLC
IGT Commercial Services, S de R L CV	Mexico	100	IGT Global Solutions Corporation (99.9%); IGT Foreign Holdings Corporation (0.1%)
IGT Comunicaciones Colombia Ltda. f/k/a GTECH Comunicaciones Colombia Ltda.	Colombia	99.99	IGT Foreign Holdings Corporation (>99.99%); Claudia Mendoza (<0.01%) (Nominee share)
IGT Czech Republic LLC f/k/a GTECH Czech Republic LLC	Delaware, United States	37	IGT Global Solutions Corporation
IGT D&B d.o.o. Beograd	Serbia	100	IGT Global Services Limited
IGT D&B Holdings Limited	United Kingdom	100	International Game Technology PLC
IGT D&B ISB Holdings Limited	United Kingdom	100	IGT D&B Holdings Limited
IGT Denmark Corporation f/k/a GTECH Northern Europe Corporation	Delaware, United States	100	IGT Global Solutions Corporation
IGT do Brasil Ltda.	Brazil	100	IGT International Treasury B.V. (99.99%); IGT International Treasury Holding LLC (0.01%)
IGT Dutch Interactive LLC	Delaware, United States	100	IGT Interactive Holdings 2 C.V.
IGT EMEA B.V.	Netherlands	100	IGT-Europe B.V.
IGT EMEA Gaming Korlátolt Felelősségű Társaság	Hungary	100	IGT Europe Gaming B.V.

Name	Jurisdiction	Ownership %	Shareholder
IGT Europe Gaming B.V. f/k/a IGT-Europe B.V.	Netherlands	100	International Game Technology
IGT Empowerment Trust	South Africa	100	IGT International Treasury B.V. (74.9%); International Game Technology Afrida (Pty) Ltd. (25.1%)
IGT Far East Pte Ltd f/k/a GTECH Far East Pte Ltd	Singapore	100	IGT Global Services Limited
IGT Foreign Holdings Corporation f/k/a GTECH Foreign Holdings Corporation	Delaware, United States	100	IGT Global Solutions Corporation
IGT France SARL f/k/a GTECH France SARL	France	100	IGT Foreign Holdings Corporation
IGT Games SAS f/k/a GTECH SAS	Colombia	100	IGT Global Services Limited (80%); IGT Comunicaciones Colombia Ltda. (10%); IGT Foreign Holdings Corporation (10%)
IGT Games and Participations S.r.l. (f/k/a Lottomatica Giochi e Partecipazioni S.r.l.)	Italy	100	International Game Technology PLC
IGT Georgia Gaming LLC	Georgia	100	IGT Europe Gaming B.V.
IGT Germany Gaming GmbH f/k/a GTECH Germany GmbH	Germany	100	GTECH German Holdings Corporation GmbH
IGT Germany GmbH f/k/a GTECH GmbH	Germany	100	IGT Global Services Limited
IGT Global Services Limited f/k/a GTECH Global Services Corporation Limited	Cyprus	100	IGT Global Solutions Corporation
IGT Global Solutions Corporation f/k/a GTECH Corporation	Delaware, United States	100	IGT Lottery S.p.A.
IGT Hong Kong Limited	Hong Kong	100	IGT Asiatic Development Limited
IGT India Private Limited f/k/a GTECH India Private Limited	India	100	IGT Global Services Limited (99.99%); IGT Far East Pte Ltd. (0.01%)
IGT Indiana, LLC f/k/a GTECH Indiana, LLC	Indiana, United States	100	IGT Global Solutions Corporation
IGT Interactive C.V.	Netherlands	100	IGT (35.8274668%); IGT Interactive Holdings 2 C.V. (32.5220680%); International Game Technology (31.6504432%); IGT Dutch Interactive LLC (0.0000220%)

Name	Jurisdiction	Ownership %	Shareholder
IGT Interactive Holdings 2 C.V.	Netherlands	100	IGT Interactive, Inc. (13.831555%); International Game Technology (86.168444%); IGT International Holdings 1 LLC (0.000001%)
IGT Interactive, Inc.	Delaware, United States	100	International Game Technology
IGT International Holdings 1 LLC	Delaware, United States	100	International Game Technology
IGT International Treasury B.V.	Netherlands	100	International Game Technology
IGT International Treasury Holding LLC	Delaware, United States	100	IGT International Treasury B.V.
IGT Ireland Operations Limited f/k/a GTECH Ireland Operations Limited	Ireland	100	IGT Global Services Limited
IGT Italia Gaming Machines Solutions S.r.l. f/k/a Spielo International Italy S.r.l.	Italy	100	IGT Lottery S.p.A.
IGT Juegos S.A.S.	Colombia	100	IGT Peru Solutions S.A. (60%); IGT Games S.A.S. (40%)
IGT Korea Yuhan Chaekim Hoesa a/k/a IGT Korea LLC	Korea	100	IGT Global Services Limited
IGT Latin America Corporation f/k/a GTECH Latin America Corporation	Delaware, United States	80	IGT Global Solutions Corporation (80%); Computers and Controls (Holdings) Limited (20%)
IGT Lottery Holdings B.V.	Netherlands	100	International Game Technology PLC
IGT Lottery S.p.A. (f/k/a Lottomatica Holding S.r.l.)	Italy	100	IGT Lottery Holdings B.V.
IGT Malta Casino Holdings Limited f/k/a GTECH Malta Holdings Limited	Malta	99.99	IGT Sweden Interactive AB
IGT Malta Casino Limited f/k/a GTECH Malta Casino Limited	Malta	99.99	IGT Malta Casino Holdings Limited
IGT Malta Interactive Limited f/k/a GTECH Malta Poker Limited f/k/a Boss Media Malta Poker Ltd.	Malta	99.99	IGT Malta Casino Holdings Limited
IGT Mexico Lottery S. de R.L. de C.V. f/k/a GTECH Servicios de México, S. de R.L. de C.V.	Mexico	100	IGT Global Solutions Corporation (99.9%); IGT Foreign Holdings Corporation Holdings Corporation (0.1%)

Name	Jurisdiction	Ownership %	Shareholder
IGT Monaco S.A.M. f/k/a GTECH Monaco S.A.M.	Monaco	96	IGT Austria GmbH (96%); Katarzyna Szorc (1%); Frederik Andreacchio (1%)
IGT Peru Solutions S.A. f/ka GTECH Peru S.A.	Peru	100	IGT Germany Gaming GmbH (99.999971%); GTECH German Holdings Corporation GmbH (0.000029%)
IGT Poland Sp. z.o.o. f/k/a GTECH Poland Sp. z o.o.	Poland	100	IGT Global Solutions Corporation
IGT Slovakia Corporation f/k/a GTECH Slovakia Corporation	Delaware, United States	100	IGT Global Solutions Corporation
IGT SME, S. de. R.L. de C.V.	Mexico	100	IGT Global Solutions Corporation (99%); IGT Foreign Holdings Corporation (1%)
IGT SOLUTIONS CHILE SpA	Chile	100	International Game Technology PLC
IGT Spain Lottery, S.LU. f/k/a GTECH Global Lottery S.L.	Spain	100	IGT Global Services Limited
IGT Spain Operations, S.A. f/k/a GTECH Spain S.A.	Spain	100	IGT Spain Lottery S.L.U.
IGT SWEDEN AB f/k/a GTECH Sweden AB	Sweden	100	IGT Global Services Limited
IGT Sweden Interactive AB f/k/a GTECH Sweden Interactive AB f/k/a Boss Media AB	Sweden	100	IGT Europe Gaming B.V.
IGT Sweden Investment AB f/k/a GTECH Sweden Investment AB	Sweden	100	IGT Sweden Interactive AB
IGT Technology Development (Beijing) Co. Ltd.	China (PRC)	100	IGT Hong Kong Limited
IGT Turkey Teknik Hizmetler Ve Musavirlik Anonim f/k/a GTECH Avrasya Teknik Hizmetler Ve Musavirlik A.S.	Turkey	100	IGT Global Solutions Corporation
IGT U.K. Limited f/k/a GTECH U.K. Limited	United Kingdom	100	IGT Global Solutions Corporation
IGT UK Games Limited f/k/a GTECH UK Games Limited	United Kingdom	100	IGT Sweden Interactive AB
IGT UK Interactive Holdings Limited f/k/a GTECH Sports Betting Solutions Limited	United Kingdom	100	International Game Technology PLC

Name	Jurisdiction	Ownership %	Shareholder
IGT UK Interactive Limited f/k/a GTECH UK Interactive Limited	United Kingdom	100	IGT UK Interactive Holdings Limited
IGT US D&B (G) LLC	Delaware, United States	100	IGT
IGT US D&B (L) LLC	Delaware, United States	100	IGT Global Solutions Corporation
IGT US D&B Holdings LLC	Delaware, United States	100	IGT D&B Holdings Limited
IGT VIA DOMINICAN REPUBLIC, SAS f/k/a GTECH VIA DR, SAS	Dominican Republic	100	IGT Global Services Limited (99.9666%); IGT Ireland Operations Limited (0.0333%)
IGT Worldwide Services Corporation f/k/a GTECH Worldwide Services Corporation	Delaware, United States	100	IGT Global Solutions Corporation
IGT-Canada Inc.	Canada	100	International Game Technology
IGT-China, Inc.	Delaware, United States	100	International Game Technology
IGT-Íslandi ehf. (IGT-Iceland plc)	Iceland	100	International Game Technology
IGT-Latvia SIA	Latvia	100	International Game Technology
IGT-Mexicana de Juegos, S. de R.L. de C.V.	Mexico	100	IGT (99.99%); International Game Technology (0.01%)
IGT-UK Gaming Limited	United Kingdom	100	IGT – UK Group Limited
IGT-UK Group Limited	United Kingdom	100	International Game Technology
IMA S.r.l.	Italy	51	IGT Europe Gaming B.V.
International Game Technology	Nevada, United States	100	International Game Technology PLC
International Game Technology (NZ) Limited	New Zealand	100	I.G.T. (Australia) Pty Limited
International Gaming Technology Brasil Servicos de Dados Ltda	Brazil	100	IGT Global Solutions Corporation
International Game Technology España, S.L.	Spain	100	IGT Europe Gaming B.V.
International Game Technology S.R.L.	Peru	100	IGT (99.991%); IGT International Holdings 1 LLC (0.009%)
International Game Technology Services Limited	Cyprus	100	International Game Technology PLC

Name	Jurisdiction	Ownership %	Shareholder
International Game Technology-Africa (Pty) Ltd.	South Africa	100	IGT International Treasury B.V. (74.9%); IGT Empowerment Trust (25.1%)
ISB Albion Limited	Malta	100	IGT D&B ISB Holdings Limited
ISB Czech S.r.o.	Czech Republic	100	IGT D&B ISB Holdings Limited
ISB Ena Limited	Cyprus	100	IGT D&B ISB Holdings Limited
ISB Magma Limited	Malta	100	IGT D&B ISB Holdings Limited
ISB ROM SRL	Romania	100	IGT D&B ISB Holdings Limited
LB Participacões E Loterias Ltda.	Brazil	100	IGT Games and Participations S.r.L.
LB Produtos Lotéricos E Licenciamentos Ltda.	Brazil	100	LB Participacões E Loterias Ltda.
Leeward Islands Lottery Holding Company, Inc.	St. Kitts and Nevis	100	IGT Global Services Limited
Lotterie Nazionali S.r.l.	Italy	64	IGT Lottery S.p.A.
Lottery Equipment Company	Ukraine	100	GTECH Asia Corporation (99.994%); GTECH Management P.I. Corporation (0.006%)
LOTTOITALIA S.r.l.	Italy	61.5	IGT Lottery S.p.A.
Northstar New Jersey Holding Company, LLC	New Jersey, United States	71.12	IGT Global Solutions Corporation
Northstar New Jersey Lottery Group, LLC	New Jersey, United States	76.64	Northstar New Jersey Holding Company, LLC
Northstar SupplyCo New Jersey, LLC	New Jersey, United States	70	IGT Global Solutions Corporation
Online Transaction Technologies S.à.r.l. à Associé Unique	Morocco	100	IGT Foreign Holdings Corporation
Orbita Sp. z o.o.	Poland	100	IGT Global Solutions Corporation
Oy IGT Finland AB f/k/a Oy GTECH Finland Ab	Finland	100	IGT Global Solutions Corporation
Oz Interactive Limited	United Kingdom	100	IGT D&B ISB Holdings Limited
PCC Giochi e Servizi S.p.A.	Italy	100	IGT Lottery S.p.A.
Powerhouse Technologies, Inc.	Delaware, United States	100	International Game Technology
Probability (Gibraltar) Limited	Gibraltar	100	IGT UK Interactive Limited
Prodigal Lottery Services, N.V.	Netherlands Antilles	100	Leeward Islands Lottery Holding Company, Inc.
Retail Display and Service Handlers, LLC	Delaware, United States	100	IGT Global Solutions Corporation

Name	Jurisdiction	Ownership %	Shareholder
Rhode Island VLT Company LLC	Delaware, United States	100	IGT Global Solutions Corporation
Ringmaster S.r.l.	Italy	50	IGT Lottery S.p.A.
SB Industria E Comercio Ltda.	Brazil	100	IGT Global Solutions Corporation (˃99.99%); IGT Foreign Holdings Corporation (˂0.01%)
SED Multitel S.r.l.	Italy	100	IGT Lottery S.p.A.
Servicios Corporativos y de Administracion, S. de R.L. de C.V.	Mexico	100	International Game Technology (99.97%); IGT (0.03%)
St. Kitts and Nevis Lottery Company, Ltd.	St. Kitts and Nevis	100	Leeward Islands Lottery Holding Company, Inc.
Technology Risk Management Services, Inc.	Delaware, United States	100	IGT Global Solutions Corporation
VIA TECH Servicios SpA	Chile	100	IGT Global Services Limited
VLC, Inc.	Nevada, United States	100	Powerhouse Technologies, Inc.
Your Sales S.r.L.	Italy	100	IGT Lottery S.p.A.
ZEST GAMING MEXICO, S.A. DE C.V.	Mexico	100	International Game Technology PLC (99%); IGT Spain Lottery S.L.U. (1%)

Joint Ventures
CLS-GTECH Company Limited	British Virgin Islands	50	IGT Global Services Limited
Telling IGT Information Technology (Shenzhen) Co., Ltd.	China (PRC)	49	IGT Global Services Limited
Ringmaster S.r.l.	Italy	50	IGT Lottery S.p.A.